Form 10-K, Exhibit 13
period 1998-12-31
MONEY STORE RESIDENTIAL TRUST 1998-I
filed 1999-04-01
CIK 1059164

EXHIBIT 13

                             SERVICER'S CERTIFICATE


In accordance with Section 6.10 of the Pooling and Servicing Agreement dated as of March 31, 1998, The Money Store, Inc. reports the following information pertaining to Series Resid 98-I, for the calendar year 1998

      Per Section 6.10

(IX)  Amount of Interest Received                   20,719,524.59


(XIII) Class "A-1" Remittance Amount
      (A) Current Interest Requirement              2,252,797.86
      (B) Principal Distribution Amount            29,311,520.16
      (C) Carry Forward Amount                              0.00
      (D) Monthly Advance for Bankruptcy                    0.00
      TOTAL CLASS "A-1" REMITTANCE AMOUNT          31,564,318.02

      Class "A-2" Remittance Amount:
      (A) Current Interest Requirement              1,020,158.30
      (B) Principal Distribution Amount                     0.00
      (C) Carry Forward Amount                              0.00
      (D) Monthly Advance for Bankruptcy                    0.00
      TOTAL CLASS "A-2" REMITTANCE AMOUNT           1,020,158.30

      Class "A-3" Remittance Amount:
      (A) Current Interest Requirement              1,516,304.60
      (B) Principal Distribution Amount                     0.00
      (C) Carry Forward Amount                              0.00
      (D) Monthly Advance for Bankruptcy                    0.00
      TOTAL CLASS "A-3" REMITTANCE AMOUNT           1,516,304.60

      Class "A-4" Remittance Amount:
      (A) Current Interest Requirement              1,275,637.00
      (B) Principal Distribution Amount                     0.00
      (C) Carry Forward Amount                              0.00
      (D) Monthly Advance for Bankruptcy                    0.00
      TOTAL CLASS "A-4" REMITTANCE AMOUNT           1,275,637.00

      Class "A-5" Remittance Amount:
      (A) Current Interest Requirement              1,074,842.80
      (B) Principal Distribution Amount                     0.00
      (C) Carry Forward Amount                              0.00
      (D) Monthly Advance for Bankruptcy                    0.00
      TOTAL CLASS "A-5" REMITTANCE AMOUNT           1,074,842.80

      Class A Remittance Amount:
      (A) Current Interest Requirement              7,139,740.56
      (B) Principal Distribution Amount            29,311,520.16
      (C) Carry Forward Amount                              0.00
      (D) Monthly Advance for Bankruptcy                    0.00
      TOTAL CLASS A REMITTANCE AMOUNT              36,451,260.72

      Class M-1 Remittance Amount:
      (A) Current Interest Requirement              1,362,945.00
      (B) Principal Distribution Amount                     0.00
      (C) Carry Forward Amount                              0.00
      (D) Monthly Advance for Bankruptcy                    0.00
      TOTAL CLASS M-1 REMITTANCE AMOUNT             1,362,945.00

      Class M-2 Remittance Amount:
      (A) Current Interest Requirement              1,186,708.30
      (B) Principal Distribution Amount                     0.00
      (C) Carry Forward Amount                              0.00
      (D) Monthly Advance for Bankruptcy                    0.00
      TOTAL CLASS M-2 REMITTANCE AMOUNT             1,186,708.30

      Class M Remittance Amount:
      (A) Current Interest Requirement              2,549,833.30
      (B) Principal Distribution Amount                     0.00
      (C) Carry Forward Amount                              0.00
      (D) Monthly Advance for Bankruptcy                    0.00
      TOTAL CLASS M REMITTANCE AMOUNT               2,549,833.30

      Class B-1 Remittance Amount:
      (A) Current Interest Requirement                945,000.00
      (B) Principal Distribution Amount                     0.00
      (C) Carry Forward Amount                              0.00
      (D) Monthly Advance for Bankruptcy                    0.00
      TOTAL CLASS B-1 REMITTANCE AMOUNT               945,000.00

      Aggregated Remittance Amount:
      (A) Current Interest Requirement             10,634,573.88
      (B) Principal Distribution Amount            29,311,520.16
      (C) Carry Forward Amount                              0.00
      (D) Monthly Advance for Bankruptcy                    0.00
      TOTAL REMITTANCE AMOUNT                      39,946,094.04

(XIX) (A) Servicing Fee for the Related Due Period    372,348.38
      (B) Contingency fee for the related
          due period                                  372,348.38
      (C) Amount to be deposited to the expense
          account - TRUSTEE                            85,200.49
      (D) FHA Premium Account                          23,833.37

      Per Section 6.10      Resid98I          JANUARY     FEBRUARY          MARCH          APRIL            MAY           JUNE

(IX)  Amount of Interest Received              0.00        0.00         1,468,521.79    2,043,072.14    2,241,719.01    2,172,600.70

(XIII) Class "A-1" Remittance Amount:
      (A) Current Interest Requirement         0.00        0.00           290,856.39      281,680.73      265,870.30      249,946.81
      (B) Principal Distribution Amount        0.00        0.00         1,719,092.10    2,962,141.66    2,983,323.49    2,680,029.59
      (C) Carry Forward Amount                 0.00        0.00                 0.00            0.00            0.00            0.00
      (D) Monthly Advance for Bankruptcy       0.00        0.00                 0.00            0.00            0.00            0.00
      TOTAL CLASS "A-1" REMITTANCE AMOUNT      0.00        0.00         2,009,948.49    3,243,822.39    3,249,193.79    2,929,976.40

      Class "A-2" Remittance Amount:
      (A) Current Interest Requirement         0.00        0.00           102,015.83      102,015.83      102,015.83      102,015.83
      (B) Principal Distribution Amount        0.00        0.00                 0.00            0.00            0.00            0.00
      (C) Carry Forward Amount                 0.00        0.00                 0.00            0.00            0.00            0.00
      (D) Monthly Advance for Bankruptcy       0.00        0.00                 0.00            0.00            0.00            0.00
      TOTAL CLASS "A-2" REMITTANCE AMOUNT      0.00        0.00           102,015.83      102,015.83      102,015.10        2,015.83

      Class "A-3" Remittance Amount:
      (A) Current Interest Requirement         0.00        0.00           151,630.46      151,630.46      151,630.46      151,630.46
      (B) Principal Distribution Amount        0.00        0.00                 0.00            0.00            0.00            0.00
      (C) Carry Forward Amount                 0.00        0.00                 0.00            0.00            0.00            0.00
      (D) Monthly Advance for Bankruptcy       0.00        0.00                 0.00            0.00            0.00            0.00
      TOTAL CLASS "A-3" REMITTANCE AMOUNT      0.00        0.00           151,630.46      151,630.46      151,630.46      151,630.46

      Class "A-4" Remittance Amount:
      (A) Current Interest Requirement         0.00        0.00           127,563.70      127,563.70      127,563.70      127,563.70
      (B) Principal Distribution Amount        0.00        0.00                 0.00            0.00            0.00            0.00
      (C) Carry Forward Amount                 0.00        0.00                 0.00            0.00            0.00            0.00
      (D) Monthly Advance for Bankruptcy       0.00        0.00                 0.00            0.00            0.00            0.00
      TOTAL CLASS "A-4" REMITTANCE AMOUNT      0.00        0.00           127,563.70      127,563.70      127,563.70      127,563.70

      Class "A-5" Remittance Amount:
      (A) Current Interest Requirement         0.00        0.00           107,484.28      107,484.28      107,484.28      107,484.28
      (B) Principal Distribution Amount        0.00        0.00                 0.00            0.00            0.00            0.00
      (C) Carry Forward Amount                 0.00        0.00                 0.00            0.00            0.00            0.00
      (D) Monthly Advance for Bankruptcy       0.00        0.00                 0.00            0.00            0.00            0.00
      TOTAL CLASS "A-5" REMITTANCE AMOUNT      0.00        0.00           107,484.28      107,484.28      107,484.28      107,484.28

      Class A Remittance Amount:
      (A) Current Interest Requirement         0.00        0.00           779,550.66      770,375.00      754,564.57      738,641.08
      (B) Principal Distribution Amount        0.00        0.00         1,719,092.10    2,962,141.66    2,983,323.49    2,680,029.59
      (C) Carry Forward Amount                 0.00        0.00                 0.00            0.00            0.00            0.00
      (D) Monthly Advance for Bankruptcy       0.00        0.00                 0.00            0.00            0.00            0.00
      TOTAL CLASS A REMITTANCE AMOUNT          0.00        0.00         2,498,642.76    3,732,516.66    3,737,888.06    3,418,670.67

      Class M-1 Remittance Amount:
      (A) Current Interest Requirement         0.00        0.00           136,312.50      136,312.50      136,132.50      136,312.50
      (B) Principal Distribution Amount        0.00        0.00                 0.00            0.00            0.00            0.00
      (C) Carry Forward Amount                 0.00        0.00                 0.00            0.00            0.00            0.00
      (D) Monthly Advance for Bankruptcy       0.00        0.00                 0.00            0.00            0.00            0.00
      TOTAL CLASS M-1 REMITTANCE AMOUNT        0.00        0.00           136,312.50      136,312.50      136,132.50      136,312.50

      Class M-2 Remittance Amount:
      (A) Current Interest Requirement         0.00        0.00           118,670.83      118,670.83      118,670.83      118,670.83
      (B) Principal Distribution Amount        0.00        0.00                 0.00            0.00            0.00            0.00
      (C) Carry Forward Amount                 0.00        0.00                 0.00            0.00            0.00            0.00
      (D) Monthly Advance for Bankruptcy       0.00        0.00                 0.00            0.00            0.00            0.00
      TOTAL CLASS M-2 REMITTANCE AMOUNT        0.00        0.00           118,670.83      118,670.83      118,670.83      118,670.83

      Class M Remittance Amount:
      (A) Current Interest Requirement         0.00        0.00           254,983.33      254,983.33      254,983.33      254,983.33
      (B) Principal Distribution Amount        0.00        0.00                 0.00            0.00            0.00            0.00
      (C) Carry Forward Amount                 0.00        0.00                 0.00            0.00            0.00            0.00
      (D) Monthly Advance for Bankruptcy       0.00        0.00                 0.00            0.00            0.00            0.00
      TOTAL CLASS M REMITTANCE AMOUNT          0.00        0.00           254,983.33      254,983.33      254,983.33      254,983.33

      Class B-1 Remittance Amount:
      (A) Current Interest Requirement         0.00        0.00            94,500.00       94,500.00       94,500.00       94,500.00
      (B) Principal Distribution Amount        0.00        0.00                 0.00            0.00            0.00            0.00
      (C) Carry Forward Amount                 0.00        0.00                 0.00            0.00            0.00            0.00
      (D) Monthly Advance for Bankruptcy       0.00        0.00                 0.00            0.00            0.00            0.00
      TOTAL CLASS B-1 REMITTANCE AMOUNT        0.00        0.00            94,500.00       94,500.00       94,500.00       94,500.00

      Aggregated Remittance Amount:
      (A) Current Interest Requirement         0.00        0.00         1,129,033.99    1,119,858.34    1,104,047.90    1,088,124.41
      (B) Principal Distribution Amount        0.00        0.00         1,719,092.10    2,962,141.66    2,983,323.49    2,680,029.59
      (C) Carry Forward Amount                 0.00        0.00                 0.00            0.00            0.00            0.00
      (D) Monthly Advance for Bankruptcy       0.00        0.00                 0.00            0.00            0.00            0.00
      TOTAL REMITTANCE AMOUNT                  0.00        0.00         2,848,126.09    4,082,000.00    4,087,371.39    3,768,154.00

(XIX) (A) Servicing Fee for the
         Related Due Period                    0.00        0.00            26,276.16       36,655.66       40,318.47       39,022.33
      (B) Contingency fee for the
         related due period                    0.00        0.00            26,276.16       36,655.66       40,318.47       39,022.33
      (C) Amount to be deposited to
         the expense account - TRUSTEE         0.00        0.00             9,100.55        9,914.05        9,765.94        9,616.77
      (D) FHA Premium Account                  0.00        0.00             1,654.23          953.57          862.75           82.10



      Per Section 6.10      Resid98I            JULY           AUGUST        SEPTEMBER     OCTOBER        NOVEMBER        DECEMBER

(IX)  Amount of Interest Received            2,241,653.36    2,166,547.86   2,081,953.27  2,232,025.92  2,004,161.44    2,067,269.10

(XIII) Class "A-1" Remittance Amount           235,642.16      217,630.28     202,022.58    186,335.28    168,653.07      154,160.26
      (A) Current Interest Requirement       3,374,591.07    2,924,159.18   2,939,071.70  3,312,826.83  2,715,279.84    3,701,004.70
      (B) Principal Distribution Amount              0.00            0.00           0.00          0.00          0.00            0.00
      (C) Carry Forward Amount                       0.00            0.00           0.00          0.00          0.00            0.00
      (D) Monthly Advance for Bankruptcy             0.00            0.00           0.00          0.00          0.00            0.00
      TOTAL CLASS "A-1" REMITTANCE AMOUNT    3,610,233.23    3,141,789.46   3,141,094.28  3,499,162.11  2,883,932.91    3,855,164.96

      Class "A-2" Remittance Amount:           102,015.83      102,015.83     102,015.83    102,015.83    102,015.83      102,015.83
      (A) Current Interest Requirement               0.00            0.00           0.00          0.00          0.00            0.00
      (B) Principal Distribution Amount              0.00            0.00           0.00          0.00          0.00            0.00
      (C) Carry Forward Amount                       0.00            0.00           0.00          0.00          0.00            0.00
      (D) Monthly Advance for Bankruptcy
      TOTAL CLASS "A-2" REMITTANCE AMOUNT      102,015.83      102,015.83     102,015.83    102,015.83     02,015.83      102,015.83

      Class "A-3" Remittance Amount:
      (A) Current Interest Requirement         151,630.46      151,630.46     151,630.46    151,630.46    151,630.46      151,630.46
      (B) Principal Distribution Amount              0.00            0.00           0.00          0.00          0.00            0.00
      (C) Carry Forward Amount                       0.00            0.00           0.00          0.00          0.00            0.00
      (D) Monthly Advance for Bankruptcy             0.00            0.00           0.00          0.00          0.00            0.00
      TOTAL CLASS "A-3" REMITTANCE AMOUNT      151,630.46      151,630.46     151,630.46    151,630.46    151,630.46      151,630.46

      Class "A-4" Remittance Amount:
      (A) Current Interest Requirement         127,563.70      127,563.70     127,563.70    127,563.70    127,563.70      127,563.70
      (B) Principal Distribution Amount              0.00            0.00           0.00          0.00          0.00            0.00
      (C) Carry Forward Amount                       0.00            0.00           0.00          0.00          0.00            0.00
      (D) Monthly Advance for Bankruptcy             0.00            0.00           0.00          0.00          0.00            0.00
      TOTAL CLASS "A-4" REMITTANCE AMOUNT      127,563.70      127,563.70     127,563.70    127,563.70    127,563.70      127,563.70

      Class "A-5" Remittance Amount:
      (A) Current Interest Requirement         107,484.28      107,484.28     107,484.28    107,484.28    107,484.28      107,484.28
      (B) Principal Distribution Amount              0.00            0.00           0.00          0.00          0.00            0.00
      (C) Carry Forward Amount                       0.00            0.00           0.00          0.00          0.00            0.00
      (D) Monthly Advance for Bankruptcy             0.00            0.00           0.00          0.00          0.00            0.00
      TOTAL CLASS "A-5" REMITTANCE AMOUNT      107,484.28      107,484.28     107,484.28    107,484.28    107,484.28      107,484.28

      Class A Remittance Amount:
      (A) Current Interest Requirement         724,336.43      706,324.55     690,716.85     675,029.55   657,347.34      642,854.53
      (B) Principal Distribution Amount      3,374,591.07    2,924,159.18   2,939,071.70   3,312,826.83 2,715,279.84    3,701,004.70
      (C) Carry Forward Amount                       0.00            0.00           0.00           0.00         0.00            0.00
      (D) Monthly Advance for Bankruptcy             0.00            0.00           0.00           0.00         0.00            0.00
      TOTAL CLASS A REMITTANCE AMOUNT        4,098,927.50    3,630,483.73   3,629,788.55   3,987,856.38 3,372,627.18    4,343,859.23

      Class M-1 Remittance Amount:
      (A) Current Interest Requirement         136,312.50      136,312.50     136,312.50     136,312.50   136,312.50      136,312.50
      (B) Principal Distribution Amount              0.00            0.00           0.00           0.00         0.00            0.00
      (C) Carry Forward Amount                       0.00            0.00           0.00           0.00         0.00            0.00
      (D) Monthly Advance for Bankruptcy             0.00            0.00           0.00           0.00         0.00            0.00
      TOTAL CLASS M-1 REMITTANCE AMOUNT        136,312.50      136,312.50     136,312.50     136,312.50   136,312.50      136,312.50

      Class M-2 Remittance Amount:
      (A) Current Interest Requirement         118,670.83      118,670.83     118,670.83     118,670.83   118,670.83      118,670.83
      (B) Principal Distribution Amount              0.00            0.00           0.00           0.00         0.00            0.00
      (C) Carry Forward Amount                       0.00            0.00           0.00           0.00         0.00            0.00
      (D) Monthly Advance for Bankruptcy             0.00            0.00           0.00           0.00         0.00            0.00
      TOTAL CLASS M-2 REMITTANCE AMOUNT        118,670.83      118,670.83     118,670.83     118,670.83   118,670.83      118,670.83

      Class M Remittance Amount:
      (A) Current Interest Requirement         254,983.33      254,983.33     254,983.33     254,983.33   254,983.33      254,983.33
      (B) Principal Distribution Amount              0.00            0.00           0.00           0.00         0.00            0.00
      (C) Carry Forward Amount                       0.00            0.00           0.00           0.00         0.00            0.00
      (D) Monthly Advance for Bankruptcy             0.00            0.00           0.00           0.00         0.00            0.00
      TOTAL CLASS M REMITTANCE AMOUNT          254,983.33      254,983.33     254,983.33     254,983.33   254,983.33      254,983.33

      Class B-1 Remittance Amount:
      (A) Current Interest Requirement          94,500.00       94,500.00      94,500.00      94,500.00    94,500.00       94,500.00
      (B) Principal Distribution Amount              0.00            0.00           0.00           0.00         0.00            0.00
      (C) Carry Forward Amount                       0.00            0.00           0.00           0.00         0.00            0.00
      (D) Monthly Advance for Bankruptcy             0.00            0.00           0.00           0.00         0.00            0.00
      TOTAL CLASS B-1 REMITTANCE AMOUNT         94,500.00       94,500.00      94,500.00      94,500.00    94,500.00       94,500.00

      Aggregated Remittance Amount:
      (A) Current Interest Requirement       1,073,819.76    1,055,807.88   1,040,200.18   1,024,512.88 1,006,830.67      992,337.87
      (B) Principal Distribution Amount      3,374,591.07    2,924,159.18   2,939,071.70   3,312,826.83 2,715,279.84    3,701,004.70
      (C) Carry Forward Amount                       0.00            0.00           0.00           0.00         0.00            0.00
      (D) Monthly Advance for Bankruptcy             0.00            0.00           0.00           0.00         0.00            0.00
      TOTAL REMITTANCE AMOUNT                4,448,410.83    3,979,967.06   3,979,271.88   4,337,339.71 3,722,110.51    4,693,342.57

(XIX) (A) Servicing Fee for the
         Related Due Period                     40,294.85       38,964.11      37,418.81      40,122.63    36,046.97       37,228.39
      (B) Contingency fee for the
         related due period                     40,294.85       38,964.11      37,418.81      40,122.63    36,046.97       37,228.39
      (C) Amount to be deposited to
         the expense account - TRUSTEE           9,482.77        9,314.04       9,167.83       6,389.79     6,272.46        6,176.29
      (D) FHA Premium Account                      918.82          816.79       4,596.29       4,413.52     4,369.42        4,365.88



By:  /s/ JAMES RANSOM
     ------------------------------
     James Ransom
     Chief Accounting Officer