Form 10-K, Exhibit 13
period 2000-12-31
MONEY STORE RESIDENTIAL TRUST 1998-I
filed 2001-04-16
CIK 1059164

EXHIBIT 13

                             SERVICER'S CERTIFICATE

In Accordance with Section 6.10 of the Pooling and Servicing Agreement dated as of February 28, 1998, The Money Store, Inc. reports the following information pertaining to Series 1998-I, for calendar year 2000.


(IX)      Amount of Interest Received:
          Pool I                                           $  41,776,874.83

(XIII)    CLASS A-1 REMITTANCE AMOUNT:
           (A) CURRENT INTEREST REQUIREMENT                $        -
           (B) PRINCIPAL DISTRIBUTION AMOUNT               $        -
           (C) CARRY FORWARD AMOUNT                        $        -
           (D) MONTHLY ADVANCE                             $        -
           TOTAL CLASS A-1 REMITTANCE AMOUNT               $        -

          CLASS A-2 REMITTANCE AMOUNT:
             (A) CURRENT INTEREST REQUIREMENT              $      30,017.16
             (B) PRINCIPAL DISTRIBUTION AMOUNT             $   4,421,074.42
             (C) CARRY FORWARD AMOUNT                      $        -
             (D) MONTHLY ADVANCE                           $        -
             TOTAL CLASS A-2 REMITTANCE AMOUNT             $   4,451,091.58

          CLASS A-3 REMITTANCE AMOUNT:
             (A) CURRENT INTEREST REQUIREMENT              $   1,130,484.16
             (B) PRINCIPAL DISTRIBUTION AMOUNT             $  29,062,059.74
             (C) CARRY FORWARD AMOUNT                      $        -
             (D) MONTHLY ADVANCE                           $        -
             TOTAL CLASS A-3 REMITTANCE AMOUNT             $  30,192,543.90


          CLASS A-4 REMITTANCE AMOUNT:
             (A) CURRENT INTEREST REQUIREMENT              $   1,530,764.40
             (B) PRINCIPAL DISTRIBUTION AMOUNT             $        -
             (C) CARRY FORWARD AMOUNT                      $        -
             (D) MONTHLY ADVANCE                           $        -
             TOTAL CLASS A-4 REMITTANCE AMOUNT             $   1,530,764.40

          CLASS A-5 REMITTANCE AMOUNT:
             (A) CURRENT INTEREST REQUIREMENT              $   1,289,811.36
             (B) PRINCIPAL DISTRIBUTION AMOUNT             $        -
             (C) CARRY FORWARD AMOUNT                      $        -
             (D) MONTHLY ADVANCE                           $        -
             TOTAL CLASS A-5 REMITTANCE AMOUNT             $   1,289,811.36

          CLASS A REMITTANCE AMOUNT:
             (A) CURRENT INTEREST REQUIREMENT              $   3,981,077.08
             (B) PRINCIPAL DISTRIBUTION AMOUNT             $  33,483,134.16
             (C) PRINCIPAL NOT DISTRIBUTED                 $        -
             TOTAL CLASS A REMITTANCE AMOUNT               $   7,271,667.34

          CLASS M-1 REMITTANCE AMOUNT:
             (A) CURRENT INTEREST REQUIREMENT              $   1,635,750.00
             (B) PRINCIPAL DISTRIBUTION AMOUNT             $        -
             (C) CARRY FORWARD AMOUNT                      $        -
             (D) MONTHLY ADVANCE                           $        -
             TOTAL CLASS M-1 REMITTANCE AMOUNT             $   1,635,750.00

          CLASS M-2 REMITTANCE AMOUNT:
             (A) CURRENT INTEREST REQUIREMENT              $   1,424,049.96
             (B) PRINCIPAL DISTRIBUTION AMOUNT             $        -
             (C) CARRY FORWARD AMOUNT                      $        -
             (D) MONTHLY ADVANCE                           $        -
             TOTAL CLASS M-2 REMITTANCE AMOUNT             $        -

          CLASS M REMITTANCE AMOUNT:
             (A) CURRENT INTEREST REQUIREMENT              $   3,059,799.96
             (B) PRINCIPAL DISTRIBUTION AMOUNT             $        -
             (C) PRINCIPAL NOT DISTRIBUTED                 $        -
             (D) MONTHLY ADVANCE                           $        -
             TOTAL CLASS M REMITTANCE AMOUNT               $   3,059,799.96

          CLASS B REMITTANCE AMOUNT:
             (A) CURRENT INTEREST REQUIREMENT              $   1,134,000.00
             (B) PRINCIPAL DISTRIBUTION AMOUNT             $        -
             (C) CARRY FORWARD AMOUNT                      $        -
             (D) MONTHLY ADVANCE                           $        -
             TOTAL CLASS B REMITTANCE AMOUNT               $   1,134,000.00

(XIX)  (A) Servicing Fee for the Related Due Period
           Pool I                                           $   299,850.65

       (B) Contingency Fee for the Related Due Period
           Pool I                                           $   299,850.65

       (C) Amount to be deposited to the Expense
           Account - Trustee
           Pool I                                           $    47,606.71

       (D) Amount to be deposited to the FHA
           Premium Account
           Pool I                                           $   160,168.92

        By: /s/Robert Muller
            -----------------
            Robert Muller
            Vice President