Form 10-K, Exhibit 13
period 2001-12-31
MONEY STORE RESIDENTIAL TRUST 1998-I
filed 2002-03-29
CIK 1059164

[FIRST UNION LOGO]   THE MONEY STORE RESIDENTIAL LOAN NOTES
                                  SERIES 1998-I
                   2001 ANNUAL STATEMENT TO CERTIFICATEHOLDER

=================================================================================================================================
                               ORIGINAL         BEGINNING                                                           ENDING
                              Certificate      Certificate                                          Total         Certificate
    Class        Cusip          Balance          Balance         Interest        Principal      Distribution        Balance
---------------------------------------------------------------------------------------------------------------------------------
     A-1       60935FAP5     54,493,000.00         0.00            0.00             0.00            0.00             0.00
Factors per                                                     0.00000000       0.00000000      0.00000000       0.00000000
 Thousand
---------------------------------------------------------------------------------------------------------------------------------
     A-2       60935FAQ3     19,745,000.00         0.00            0.00             0.00            0.00             0.00
Factors per                                                     0.00000000       0.00000000      0.00000000       0.00000000
 Thousand
---------------------------------------------------------------------------------------------------------------------------------
     A-3       60935FAR1     29,277,000.00     1,214,940.26      6,292.38       1,214,940.26    1,221,232.64         0.00
Factors per                                                     0.21492571      41.49811319      41.71303890      0.00000000
 Thousand
---------------------------------------------------------------------------------------------------------------------------------
     A-4       60935FAS9     23,496,000.00    23,496,000.00     916,011.55     16,868,230.19    17,784,241.74    6,627,769.81
Factors per                                                    38.98585078      717.91922838    756.90507916     282.08077162
 Thousand
---------------------------------------------------------------------------------------------------------------------------------
     A-5       60935FAT7     17,989,000.00    17,989,000.00    1,289,811.36         0.00        1,289,811.36     17,989,000.00
Factors per                                                     71.70000334      0.00000000     71.70000334      1000.00000000
 Thousand
---------------------------------------------------------------------------------------------------------------------------------
      B        60935FAW0     13,500,000.00    13,500,000.00    1,044,052.42     3,782,854.02    4,826,906.44     9,717,145.98
Factors per                                                    77.33721630      280.21140889    357.54862519     719.78859111
 Thousand
---------------------------------------------------------------------------------------------------------------------------------
     M-1       60935FAU4     22,500,000.00    22,500,000.00    1,464,579.56     6,304,756.70    7,769,336.26     16,195,243.30
Factors per                                                    65.09242489      280.21140889    345.30383378     719.78859111
 Thousand
---------------------------------------------------------------------------------------------------------------------------------
     M-2       60935FAV2     19,000,000.00    19,000,000.00    1,282,276.21     5,324,016.77    6,606,292.98     13,675,983.23
 Factors per                                                    67.48822158     280.21140895    347.69963053     719.78859105
---------------------------------------------------------------------------------------------------------------------------------
   POOL I                   200,000,000.00    97,699,940.26    6,003,023.48    33,494,797.94    39,497,821.42    64,205,142.32
   Totals                                                       30.01511740     167.47398970    197.48910710     321.02571160
 Thousand
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
     GP           n/a            0.00              0.00            0.00             0.00            0.00             0.00
Factors per
 Thousand
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
    Totals                  200,000,000.00    97,699,940.26    6,003,023.48    33,494,797.94    39,497,821.42    64,205,142.32
=================================================================================================================================


Wells Fargo Bank                                                                                                  SHELLEY LAUFFER
11000 Broken Land Parkway                                                                                     PHONE: 410-884-2169
Columbia, Maryland  21044                                                                                       FAX: 410-884-2372

                     THE MONEY STORE RESIDENTIAL LOAN NOTES
                                  SERIES 1998-I
                   2001 ANNUAL STATEMENT TO CERTIFICATEHOLDER

==================================================================================================================================

                             SCHEDULE OF REMITTANCE
    Aggregate Amount Received                               41,447,508.34           FEES
                                                                                    ----
                                                                                    Contingency Fee                  220,186.10
                                                                                    Expense Account                   32,733.37
                                                                                    FHA Premium Amount                34,652.23
                                                                                    Servicer Fee                     220,186.14








==================================================================================================================================



Wells Fargo Bank                                                                                                   SHELLEY LAUFFER
11000 Broken Land Parkway                                                                                      PHONE: 410-884-2169
Columbia, Maryland  21044                                                                                        FAX: 410-884-2372