Form 10-K, Exhibit 13
period 2002-12-31
MONEY STORE RESIDENTIAL TRUST 1998-I
filed 2003-03-31
CIK 1059164

The Money Store Residential Loan Notes Series 1998-I 2002 Annual Statement To Certificateholder

		Original	Beginning
		Certificate	Certificate
Class	Cusip	Balance	Balance	Interest

A-1	60935FAP5	54,493,000.00	0.00	0.00
Factors per Thousand				0.00000000
A-2	60935FAQ3	19,745,000.00	0.00	0.00
Factors per Thousand				0.00000000
A-3	60935FAR1	29,277,000.00	0.00	0.00
Factors per Thousand				0.00000000
A-4	60935FAS9	23,496,000.00	6,627,769.81	161,504.40
Factors per Thousand				6.87369765
A-5	60935FAT7	17,989,000.00	17,989,000.00	1,192,859.93
Factors per Thousand				66.31051921
B	60935FAW0	13,500,000.00	9,717,145.98	690,587.62
Factors per Thousand				51.15463852
M-1	60935FAU4	22,500,000.00	16,195,243.30	996,145.25
Factors per Thousand				44.27312222
M-2	60935FAV2	19,000,000.00	13,675,983.23	867,223.39
Factors per Thousand				45.64333632
Pool I		200,000,000.00	64,205,142.32	3,908,320.59
Totals				19.54160295
GP	n/a	0.00	0.00	0.00
Factors per Thousand
Totals		200,000,000.00	64,205,142.32	3,908,320.59

[Additional columns below]

[Continued from above table, first column(s) repeated]

			Ending
		Total	Certificate
Class	Principal	Distribution	Balance

A-1	0.00	0.00	0.00
Factors per Thousand	0.00000000	0.00000000	0.00000000
A-2	0.00	0.00	0.00
Factors per Thousand	0.00000000	0.00000000	0.00000000
A-3	0.00	0.00	0.00
Factors per Thousand	0.00000000	0.00000000	0.00000000
A-4	6,627,769.81	6,789,274.21	0.00
Factors per Thousand	282.08077162	288.95446927	0.00000000
A-5	8,969,618.51	10,162,478.44	9,019,381.49
Factors per Thousand	498.61684974	564.92736895	501.38315026
B	2,190,756.90	2,881,344.52	7,526,389.08
Factors per Thousand	162.27828889	213.43292741	557.51030222
M-1	3,651,261.51	4,647,406.76	12,543,981.79
Factors per Thousand	162.27828933	206.55141156	557.51030178
M-2	3,083,287.49	3,950,510.88	10,592,695.74
Factors per Thousand	162.27828895	207.92162526	557.51030211
Pool I	24,522,694.22	28,431,014.81	39,682,448.10
Totals	122.61347110	142.15507405	198.41224050
GP	0.00	0.00	0.00
Factors per Thousand
Totals	24,522,694.22	28,431,014.81	39,682,448.10

Wells Fargo Bank 11000 Broken Land Parkway	Shelley Lauffer Phone: 410-884-2169

The Money Store Residential Loan Notes Series 1998-I 2002 Annual Statement To Certificateholder

Schedule of Remittance		Fees

Aggregate Amount Received	31,480,652.59	Contingency Fee	145,795.78
		Expense Account	21,043.96
		FHA Premium Amount	23,515.86
		Servicer Fee	145,795.81

Wells Fargo Bank 11000 Broken Land Parkway	Shelley Lauffer Phone: 410-884-2169